Exhibit 99.1

Sanara MedTech Inc. Announces First Quarter 2024 Results

FORT WORTH, TX / GlobeNewswire / May 13, 2024 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (NASDAQ: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets, announced today its strategic, operational and financial results for the quarter ended March 31, 2024.

Ron Nixon, Sanara’s CEO, stated, “Over the course of 2023, we made significant advancements in data analytics, sales force optimization, and our sales processes. These improvements and the momentum we achieved in the fourth quarter of 2023 helped us exceed our internal forecast for the first quarter, and, we believe, position us to continue to build upon the success the team has achieved in previous periods. In the first quarter of 2024, Sanara continued to execute on its strategic and operational plans and realized its tenth consecutive record revenue quarter. Subsequent to the end of the quarter, the Company’s former CEO resigned and the Company took steps to strengthen its cash resources as well as add to the executive team.”

Strategic and Operational Highlights in the First Quarter 2024

●	In the first quarter of 2024, the Company generated a record $18.5 million in sales, representing a tenth consecutive record revenue quarter for the Company.

●	For the three months ended March 31, 2024, the Company had a net loss of $1.8 million, compared to a net loss of $1.2 million for the three months ended March 31, 2023. The Company generated Adjusted EBITDA* of $0.3 million for the three months ended March 31, 2024, compared to negative Adjusted EBITDA of $0.3 million for the three months ended March 31, 2023.

●	During the trailing twelve-month period, the Company’s products were sold in over 1,080 facilities across 34 states plus the District of Columbia. The Company’s products were contracted or approved to be sold in more than 3,000 hospitals/ambulatory surgery centers as of March 31, 2024.

●	The Company made significant progress in the areas of intellectual property and the manufacturing process for its CellerateRX® product.

●	Subsequent to the end of the quarter, the Company announced the appointments of Jake Waldrop as Chief Operating Officer and Tyler Palmer as Chief Corporate Development and Strategy Officer.

●	Subsequent to the end of the quarter, the Company announced that it has entered into a $55.0 million non-dilutive term loan agreement with CRG Servicing LLC, an affiliate of CRG LP, a healthcare focused investment fund, to support the Company’s growth initiatives in 2024 and 2025. The Company received $15.0 million in gross proceeds at closing and, subject to certain conditions, has the option to draw up to $40.0 million in additional funds in two tranches before June 30, 2025.

●	Subsequent to the end of the quarter, former CEO Zach Fleming delivered notice of his resignation, effective May 10, 2024. Ron Nixon, Sanara’s Chairman, who has been deeply involved in developing and executing the Company’s strategic vision, has been appointed CEO by Sanara’s Board of Directors.

First Quarter 2024 Sales Analysis

In the first quarter of 2024, Sanara focused on increasing the use of its products in new and existing territories, expanding usage in new specialty areas, and increasing per facility sales. For the quarter ended March 31, 2024, Sanara generated net revenue of $18.5 million compared to net revenue of $15.5 million for the quarter ended March 31, 2023, a 19% increase from the prior year period. The higher net revenue in the first quarter of 2024 was due to increased sales of soft tissue repair products (CellerateRX® Surgical Activated Collagen®, FORTIFY TRG® Tissue Repair Graft, FORTIFY FLOWABLE® Extracellular Matrix, and TEXAGEN® Amniotic Membrane Allograft) as a result of increased market penetration, geographic expansion and the Company’s continuing strategy to expand independent distribution network in both new and existing U.S. markets.

Earnings Analysis

Sanara reported a net loss of $1.8 million for the quarter ended March 31, 2024, compared to a net loss of $1.2 million for the quarter ended March 31, 2023. The higher loss in 2024 was primarily due to increased SG&A costs related to direct sales and marketing expenses and amortization expenses due to amortization of our acquired intangible assets related to our Applied Nutritionals asset acquisition. These increased costs were partially offset by higher gross profit and lower R&D expenses. The Company generated Adjusted EBITDA of $0.3 million for the quarter ended March 31, 2024, compared to negative Adjusted EBITDA of $0.3 million for the quarter ended March 31, 2023.

* Adjusted EBITDA is a non-GAAP financial measure. See the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliations at the end of this release for additional information.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA. The Company’s management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net loss excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash stock compensation expense, change in fair value of earnout liabilities, effects of noncontrolling interests, and gains/losses on the disposal of property and equipment. The Company’s believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations across periods on a consistent basis. Accordingly, the Company adjusts for certain items, such as change in fair value of earnout liabilities, when calculating Adjusted EBITDA because the Company believes that such items are not related to the Company’s core business operations.

The Company’s non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Conference Call

Sanara will host a conference call on Tuesday, May 14, 2024, at 9:00 a.m. Eastern Time. The toll-free number to call for this teleconference is 888-506-0062 (international callers: 973-528-0011) and the access code is 253700. A telephonic replay of the conference call will be available through Tuesday, May 28, 2024, by dialing 877-481-4010 (international callers: 919-882-2331) and entering the replay passcode: 50526.

A live webcast of Sanara’s conference call will be available under the Investor Relations section of the Company’s website, www.SanaraMedTech.com. A one-year online replay will be available after the conclusion of the live broadcast.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets, distributes and develops surgical, wound and skincare products for use by physicians and clinicians in hospitals, clinics and all post-acute care settings and offers wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen®, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGEN™ Verified Inductive Bone Matrix, ALLOCYTE™ Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution and HYCOL® Hydrolyzed Collagen. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the development of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as our ability to build out our executive team, our ability to identify and effectively utilize the net proceeds of the term loan to support the Company’s growth initiatives, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations

713-826-0524

CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Current assets
Cash	$2,828,234	$5,147,216
Accounts receivable, net	9,194,799	8,474,965
Accounts receivable – related parties	23,002	8,400
Royalty receivable	-	49,344
Inventory, net	4,229,150	4,717,533
Prepaid and other assets	911,594	608,411
Total current assets	17,186,779	19,005,869

Long-term assets
Intangible assets, net	43,953,610	44,926,061
Goodwill	3,601,781	3,601,781
Investment in equity securities	3,084,278	3,084,278
Right of use assets – operating leases	1,894,687	1,995,204
Property and equipment, net	1,190,805	1,257,956
Total long-term assets	53,725,161	54,865,280

Total assets	$70,911,940	$73,871,149

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,191,816	$1,924,082
Accounts payable – related parties	87,116	77,805
Accrued bonuses and commissions	6,893,381	7,676,770
Accrued royalties and expenses	2,288,428	2,047,678
Earnout liabilities – current	979,488	1,100,000
Current portion of debt	928,571	580,357
Operating lease liabilities – current	377,273	361,185
Total current liabilities	12,746,073	13,767,877

Long-term liabilities
Long-term debt, net of current portion	8,767,991	9,113,123
Earnout liabilities – long-term	2,777,835	2,723,001
Operating lease liabilities – long-term	1,626,130	1,737,445
Other long-term liabilities	1,982,345	1,941,686
Total long-term liabilities	15,154,301	15,515,255

Total liabilities	27,900,374	29,283,132

Commitments and contingencies

Shareholders’ equity
Common Stock: $0.001 par value, 20,000,000 shares authorized; 8,622,739 issued and outstanding as of March 31, 2024 and 8,535,239 issued and outstanding as of December 31, 2023	8,623	8,535
Additional paid-in capital	73,180,208	72,860,556
Accumulated deficit	(29,898,146)	(28,036,814)
Total Sanara MedTech shareholders’ equity	43,290,685	44,832,277
Equity attributable to noncontrolling interest	(279,119)	(244,260)
Total shareholders’ equity	43,011,566	44,588,017
Total liabilities and shareholders’ equity	$70,911,940	$73,871,149

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

Net Revenue	$18,536,638	$15,521,917

Cost of goods sold	1,890,046	2,125,659

Gross profit	16,646,592	13,396,258

Operating expenses
Selling, general and administrative expenses	16,192,259	12,969,069
Research and development	946,298	1,317,324
Depreciation and amortization	1,105,420	778,875
Change in fair value of earnout liabilities	(65,678)	(452,687)
Total operating expenses	18,178,299	14,612,581

Operating loss	(1,531,707)	(1,216,323)

Other expense
Interest expense and other	(267,336)	(6)
Total other expense	(267,336)	(6)

Net loss	(1,799,043)	(1,216,329)

Less: Net loss attributable to noncontrolling interest	(34,859)	(38,429)

Net loss attributable to Sanara MedTech shareholders	$(1,764,184)	$(1,177,900)

Net loss per share of common stock, basic and diluted	$(0.21)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	8,419,528	8,173,784

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(1,799,043)	$(1,216,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,105,420	778,875
Bad debt expense	65,000	36,000
Inventory obsolescence	95,235	30,511
Share-based compensation	803,386	597,305
Noncash lease expense	100,517	76,545
Accretion of finance liabilities	58,834	-
Amortization of debt issuance costs	3,083	-
Change in fair value of earnout liabilities	(65,678)	(452,687)
Changes in operating assets and liabilities:
Accounts receivable, net	(735,490)	352,102
Accounts receivable – related parties	(14,602)	74,602
Inventory, net	393,148	86,785
Prepaid and other assets	(303,182)	(361,719)
Accounts payable	(732,266)	405,360
Accounts payable – related parties	9,311	(10,747)
Accrued royalties and expenses	300,574	(112,774)
Accrued bonuses and commissions	(783,390)	(1,949,325)
Operating lease liabilities	(95,227)	(75,817)
Net cash used in operating activities	(1,594,370)	(1,741,313)
Cash flows from investing activities:
Purchases of property and equipment	(65,818)	(27,705)
Proceeds from disposal of property and equipment	-	650
Net cash used in investing activities	(65,818)	(27,055)
Cash flows from financing activities:
Equity offering net proceeds	-	751,752
Net settlement of equity-based awards	(580,794)	(655,942)
Cash payment of finance and earnout liabilities	(78,000)	-
Net cash provided by (used in) financing activities	(658,794)	95,810
Net decrease in cash	(2,318,982)	(1,672,558)
Cash, beginning of period	5,147,216	8,958,995
Cash, end of period	$2,828,234	$7,286,437

Cash paid during the period for:
Interest	$205,591	$6
Supplemental noncash investing and financing activities:
Equity offering accrued proceeds	-	282,010
Right of use assets obtained in exchange for lease obligations	-	1,369,164

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited):

	Three Months Ended March 31,
	2024	2023

Net Loss	$(1,764,184)	$(1,177,900)
Adjustments
Interest expense and other	267,336	6
Depreciation and amortization	1,105,420	778,875
Noncash share-based compensation	803,386	597,305
Change in fair value of earnout liabilities	(65,678)	(452,687)
Noncontrolling interest	(34,859)	(38,429)
Adjusted EBITDA	$311,421	$(292,830)